Exhibit 10.1

September 6, 2024

MSP Recovery, LLC

3150 S.W. 38 Avenue, Suites 1100 and 1200

Miami, FL 33146

Attention: Mr. John Ruiz

RE: One-time Waiver of Trigger Event Condition under Master Transaction Agreement

Dear John:

Reference is made to the Master Transaction Agreement entered into as of March 9, 2022 (as amended by the amendments thereto dated April 11, 2023, and November 13, 2023, the “MTA”) by and among Virage Recovery Master LP, Series MRCS, a series of MDA, Series LLC, John H. Ruiz, Frank C. Quesada, Virage Capital Management LP, MSP Recovery, LLC, La Ley con John H. Ruiz, d/b/a MSP Recovery Law Firm, MSP Law Firm, MSP Recovery, Inc., and Lionheart II Holdings, LLC. Capitalized terms not defined herein have the meaning given such terms in the MTA.

You have requested that should Parent receive a negative going concern opinion from its auditors for the year ending on December 31, 2024 (a “2024 Negative Opinion”), that VRM waive such event as a Trigger Event under the MTA. This letter confirms that VRM will waive the receipt by Parent of a 2024 Negative Opinion as a Trigger Event, and, as a result, VRM will not accelerate the VRM Full Return if Parent receives a 2024 Negative Opinion.

The forgoing waiver is a one-time waiver and applies only to a 2024 Negative Opinion. This one-time waiver does not preclude VRM from further exercising its powers or rights under the MTA and does not constitute a course of dealing or other basis for altering any of VRM’s rights or remedies under the MTA or that are available at law or equity. No delay or failure on VRM’s part in the exercise of any power or right under the MTA and any other related documents operates as a waiver of such power or right or as an acquiescence in any default. VRM reserves all rights under the MTA and related documents.

Virage Recovery Master LP

By: Virage Recovery LLC, its general partner

By:

Name: Edward Ondarza

Title: Manager

Virage Capital Management LP

By: Virage LLC, its general partner

By:

Name: Edward Ondarza

Title: Manager

1700 Post Oak Boulevard, 2 BLVD. Place, Suite 300 • Houston, Texas 77056 • Phone: 713.840.7700